Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements (File Nos. 2-77846, 2-81123, 2-95446, 33-12633, 33-27885, 0-10824, 33-45432, 33-75136, 333-15935, 333-49069, 333-30920, 333-39390, 333-92951, 333-32614, 333-58274 and 333-112810, 333-106563, and 333-97139) of our report dated February 13, 2004, with respect to the consolidated financial statements of Genome Therapeutics, Corp. included in the Annual Report (Form 10-K) for the year ended December 31, 2003.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

March 3, 2004